Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Appendix B – Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 129 to the Registration Statement (Form N-1A, File No. 002-35570) of Principal Variable Contracts Funds, Inc. (the “Registration Statement”).
We also consent to the incorporation by reference of our report dated February 21, 2023, with respect to the financial statements and financial highlights of Principal Variable Contracts Funds, Inc. (comprising Blue Chip Account, Bond Market Index Account, Core Plus Bond Account, Diversified Balanced Account, Diversified Balanced Managed Volatility Account, Diversified Balanced Volatility Control Account, Diversified Growth Account, Diversified Growth Managed Volatility Account, Diversified Growth Volatility Control Account, Diversified Income Account, Diversified International Account, Equity Income Account, Global Emerging Markets Account (formerly International Emerging Markets Account), Government & High Quality Bond Account, LargeCap Growth Account I, LargeCap S&P 500 Index Account, LargeCap S&P 500 Managed Volatility Index Account, MidCap Account, Principal Capital Appreciation Account, Principal LifeTime 2010 Account, Principal LifeTime 2020 Account, Principal LifeTime 2030 Account, Principal LifeTime 2040 Account, Principal LifeTime 2050 Account, Principal LifeTime 2060 Account, Principal LifeTime Strategic Income Account, Real Estate Securities Account, SAM Balanced Portfolio, SAM Conservative Balanced Portfolio, SAM Conservative Growth Portfolio, SAM Flexible Income Portfolio, SAM Strategic Growth Portfolio, Short-Term Income Account, SmallCap Account, U.S. LargeCap Buffer January Account, U.S. LargeCap Buffer July Account, and U.S. LargeCap Buffer October Account) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 27, 2023